SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                             August 28, 1997



                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On August 28, 1997, the Registrant issued a press release reporting earnings for the three months ended March 31, 1997.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated August 28, 1997.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date:  September 4, 1997       By:/s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer

EXHIBIT 99.1

Headline: OHSL FINANCIAL ANNOUNCES QUARTERLY DIVIDEND
- -------------------------------------------

Text:

Cincinnati, Ohio, August 28, 1997 - OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., today announced that it will pay a quarterly cash dividend of $0.22 per share. This cash dividend, OHSL's seventeenth consecutive quarterly dividend, will be payable on October 15, 1997 to shareholders of record of September 30, 1997.

According to Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial Corp., "We are pleased to announce the continuation of our dividend program, as evidenced by this $0.22 quarterly cash dividend. This dividend equated to a yield of 3.7%,which remains well above the dividend yield paid by our peer group. This payment is further evidence of our Board of Directors' confidence in the Company's ability to continue to provide strong financial results. As we have previously stated, it is our intent to provide our shareholders with a strong dividend, as we continue our efforts to provide long-term value for our shareholders."

OHSL Financial Corp. is a unitary thrift holding company which owns 100% of the common stock of Oak Hills Sfavings and Loan Company, F.A. Oak Hills operates five full-service banking locations in the western Cincinnati/Hamilton County, Ohio area.

For further information, please contact: Kenneth L. Hanauer, CEO or Patrick J. Condren, CFO at (513) 574-3322.